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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

     This Employment Agreement, dated as of October 16, 2001 (this "AGREEMENT"), is by and between Daniel D. Loranger (the "EXECUTIVE") and Safety Insurance Company, a Massachusetts corporation (the "COMPANY");

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to obtain the future services of the Executive;

     WHEREAS, the Executive is willing upon the terms and conditions herein set forth, to provide services to the Company hereunder; and

     WHEREAS, the Company wishes to secure the Executive's non-interference with the Company's business, upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  NATURE OF EMPLOYMENT

     Subject to SECTION 3 and effective as of the Closing Date, the Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in SECTION 3(a)), as Vice President of the Company to undertake such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Board of Directors of the Company.

     2.  EXTENT OF EMPLOYMENT

     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability at the principal executive offices of the Company, under the direction of the President and Chief Executive Officer of the Company, and shall abide by the rules, customs and usages from time to time established by the Company.

     (b) During the Term of Employment, the Executive shall devote all of his business time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms in similar positions.

     (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively, the "REGULATIONS"). Executive shall act in good faith in accordance with all Regulations.

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     3.  TERM OF EMPLOYMENT; TERMINATION

     (a) The "TERM OF EMPLOYMENT" shall commence on the date hereof and shall continue until December 31, 2004 (the "INITIAL TERM"); PROVIDED, that, (i) such term shall continue for the twelve month period following such Initial Term, and for each twelve month period thereafter (each, an "ADDITIONAL TERM"), unless at least 180 days prior to the scheduled expiration date of the Initial Term or any Additional Term, either the Executive or the Company notifies the other of its decision not to continue such term and (ii) should the Executive's employment by the Company be earlier terminated pursuant to SECTION 3(b) or by the Executive pursuant to SECTION 3(c), the Term of Employment shall end on the date of such earlier termination.

     (b) Subject to the payments contemplated by SECTION 3(f), the Term of Employment may be terminated at any time by the Company:

         (i)   upon the death of Executive;

         (ii) in the event that because of physical or mental disability Executive is unable to perform, and does not perform, in the view of the Company and as certified in writing by a competent medical physician, his duties hereunder for a continuous period of three consecutive months or any sixty working days out of any consecutive six month period;

         (iii) for Cause (as defined in SECTION 3(d)) or Material Breach (as defined in SECTION 3(e));

         (iv) upon the continuous poor or unacceptable performance of the Executive's duties to the Company (other than due to a physical or mental disability), which has remained uncured for a period of 90 days after delivery of notice by the Company to the Executive of such dissatisfaction with Executive's performance, which notice shall describe in reasonable detail the areas of dissatisfaction; or

         (v) for any other reason or no reason, it being understood that no reason is required.

     Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Material Breach or Cause. Termination shall become effective upon the delivery by the Company to the Executive of notice specifying such termination and the reasons therefor (i.e., SECTION 3(b)(i)-(v)), subject to the requirements for advance notice and an opportunity to cure provided in this Agreement, if and to the extent applicable.

     (c) Subject to the payments contemplated by SECTION 3(f), the Term of Employment may be terminated at any time by the Executive:

         (i)   upon the death of Executive;

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         (ii)  in the event that because of physical or mental disability the
     Executive is unable to perform, and does not perform, in the view of the Company, and as certified by a competent medical physician, his duties hereunder for a continuous period of three consecutive months or any sixty working days out of any consecutive six month period;

         (iii) as a result of a material reduction in Executive's authority, perquisites, position or responsibilities (other than such a reduction in perquisites which affects all of the Company's senior executives on a substantially equal or proportionate basis), the relocation of the Company's primary place of business or the relocation of Executive by the Company to another Company office more than 75 miles from Boston, Massachusetts, or the Company's willful, material violation of its obligations under this Agreement, in each case, after 60 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation; or

         (iv) as a result of the Company's willful and material violation of this Agreement, the Management Subscription Agreement, the Stockholders Agreement or the 2001 Restricted Stock Plan and Restricted Stock Award Agreement.

     (d) For the purposes of this SECTION 3, "CAUSE" shall mean any of the following:

         (i) Executive's commission or conviction of any crime or criminal offense involving monies or other property or any felony;

         (ii)  Executive's commission or conviction of fraud or embezzlement;

         (iii) Executive's material and knowing violation of any obligations imposed upon Executive, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement, the Merger Agreement, the Management Subscription Agreement, the Stockholders Agreement, the Pledge Agreement, the Recourse Promissory Note, any other agreement between the Executive, on the one hand, and the Company or its affiliates, on the other hand, the Certificate of Incorporation or By-Laws of the Company; PROVIDED, that the Executive has been given written notice describing any such violation in reasonable detail and fails to cure the violation within 90 days from such notice; or

         (iv) Executive engages in egregious misconduct involving serious moral turpitude to the extent that Executive's credibility and reputation no longer conform to the standard of the Company's executives.

     (e) For the purposes of this SECTION 3, "MATERIAL BREACH" shall mean any of the following:

         (i) Executive's breach of any of his fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company;

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         (ii)  Executive's willful, continual and material neglect or failure to discharge his duties, responsibilities or obligations prescribed by this Agreement, any other agreement between the Executive and the Company (other than arising solely due to physical or mental disability);

         (iii) Executive's habitual drunkenness or substance abuse which materially interferes with Executive's ability to discharge his duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and the Company; and

         (iv) Executive's willful and material violation of any non-competition, non-disparagement, or confidentiality agreement with the Company, including without limitation, those set forth in SECTIONS 7, 8 and 9 of this Agreement, or any other agreements with the Company.

in each case, for purposes of clauses (i) through (iv), after the Company or the Board of Directors has provided Executive with 60 days' written notice describing such circumstances and the possibility of a Material Breach in reasonable detail, and Executive fails to cure such circumstances and Material Breach within those 60 days. No act or omission shall be deemed willful if done, or omitted to be done, in good faith by the Executive based upon a resolution duly adopted by the Company's Board of Directors.

     (f) In the event Executive's employment is terminated by the Company under any circumstances described in SECTION 3(b)(v) or by Executive under the circumstances described in SECTION 3(c)(iii) or(iv), the Company will pay to Executive the full amounts to which he would be entitled as base compensation under SECTION 4(a) and customary benefits through the Term of Employment prior to the application of any early termination provision of SECTION 3(b) or (c). In the event Executive's employment is terminated by the Company under the circumstances described in SECTION 3(b)(iv), the Company will pay to Executive
(i) the full amounts to which he would be entitled as base compensation under
SECTION 4(a) and (ii) customary benefits, in each case for the period from the effectiveness of termination through the date three months after the date of such termination. In the event Executive's employment is terminated by the Company under the circumstances described in SECTION 3(b)(i) or (ii) or by the Executive under SECTION 3(c)(i) or (ii), the Company will pay to the Executive the full amounts to which he would be entitled as base compensation under
SECTION 4(a) and customary benefits for the period from the effectiveness of termination through (y) the first anniversary of the date of such termination, or (z) the third anniversary of the date of this Agreement, whichever is greater. In the event Executive's employment is terminated by the Company under any circumstances described in SECTION 3(b)(iii) or by Executive as a result of resignation or voluntary termination due to any circumstance other than the material reductions or violations described in SECTION 3(c)(iii) above, there will be no amounts owing by the Company to the Executive, under SECTION 4 or any other part of this Agreement, from and after the effectiveness of termination. If the Company makes the payments required by this SECTION 3(f), such payments will constitute severance and liquidated damages, and the Company will not be obligated to pay any further amounts to Executive under this Agreement or otherwise be liable to Executive in connection with any termination.

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     (g) All determinations pursuant to this SECTION 3 shall be made by the
Company's Board of Directors (not including Executive) in good faith.

     (h) Termination of the Term of Employment will not terminate SECTIONS 7, through 9 and 11 through 21, or any other provisions not associated specifically with the Term of Employment.

     (i) In the event the Term of Employment is terminated and the Company is obligated to make payments pursuant to SECTION 3(f), the Executive will use his reasonable efforts to seek and obtain alternative employment; PROVIDED, HOWEVER, that the Executive shall not be required to accept a position of a substantially different character than the position held by him with the Company; and PROVIDED FURTHER, if the Executive shall become physically or mentally disabled, he will not be under such duty. If Executive thereafter obtains alternative employment, then if and to the extent Executive obtains such employment, the Company's payment obligations under SECTION 3(f), including its obligation to provide insurance coverage, if any, will be mitigated and reduced by and to the extent of Executive's compensation under such alternative employment during the period for which payments are owed by the Company pursuant to SECTION 3(f). Moreover, in the event that after the Restricted Period pursuant to SECTION 8(a), Executive is employed by or engaged in a Competitive Business as contemplated by
SECTION 8(a)(i), then the Company will thereupon cease, and will be no longer obligated, to make payments under SECTION 3(f).

     (j) In the event the Term of Employment is terminated and the Company is obligated to make payments pursuant to SECTION 3(f), Executive hereby waives any and all claims against the Company, and its officers, directors, employees, agents, or representatives, stockholders and affiliates relating to this Agreement and to his employment during the term hereof other than any payments to be made pursuant to SECTION 3(f), the Management Subscription Agreement, the Company's 2001 Restricted Stock Plan, and any Company employee benefit plan.

     4. COMPENSATION. The Company shall pay compensation to Executive as follows:

     (a) During the Term of Employment, the Company shall pay to Executive as base compensation for his services hereunder, in monthly installments, a base salary at a rate of $236,256 per annum, as increased on an annual basis to reflect the increase in the United States Cost of Living Index for All Urban Consumer (CPI-U) for the Boston, Massachusetts area (the "CPI-U INDEX"). The January 2001 CPI-U Index shall provide the basis for calculations of such increases. Notwithstanding the minimum increase set forth above, the Board of Directors, in its sole discretion, may establish a higher compensation level.

     (b) During the Term of Employment, the Company shall pay to Executive an annual bonus based on Executive's performance, as determined and approved by the Board of Directors in its sole discretion. Such bonus will be at the full discretion of the Board of Directors, and may not be paid at all. Executive acknowledges that no bonus has been agreed upon or promised. If the Board of Directors decides to pay a bonus, it is to be paid within 30 days after the issuance of audited financial statements for the Company. The Board of Directors in its sole discretion may establish a higher bonus level based on the performance of Executive.

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     (c) Contingent upon the consummation of the transactions contemplated by the Merger Agreement, on March 31, 2002, the Company shall pay Executive a transaction bonus of $80,634.

     5.  REIMBURSEMENT OF EXPENSES

     During the Term of Employment, the Company shall reimburse Executive for documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by the Company from time to time in effect.

     6. BENEFITS. During the Term of Employment, the Executive shall be entitled to perquisites, paid vacations and benefits (including health, short and long term disability, pension and life insurance benefits consistent with past practice, or as increased from time to time) established from time to time, by the Board of Directors for executives of the Company, subject to the policies and procedures in effect regarding participation in such benefits.

     Executive shall receive an award of common stock of the Company equal to 1% of the Company's common stock on a fully diluted basis as of the date hereof under the Company's 2001 Restricted Stock Plan. Shares awarded under this
SECTION 6(c) shall be subject to the terms and conditions, including, without limitation, vesting and buy back rights, set forth in the 2001 Restricted Stock Plan.

     7.  CONFIDENTIAL INFORMATION

     (a) During and after the Term of Employment, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Companies, any Confidential Information, whether prepared by Executive or not; PROVIDED, HOWEVER, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in SECTION 10). Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Companies, except as required in his normal course of employment by the Company. Executive shall use commercially reasonable efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; PROVIDED, HOWEVER, that in the event disclosure is required by applicable law, the Executive shall provide the Companies with prompt notice of such requirement, prior to making any disclosure, so that the Companies may seek an appropriate protective order. At the request of the Companies, Executive agrees to deliver to the Companies, at any time during the Term of Employment, or thereafter, all Confidential Information which he may possess or control. Executive agrees that all Confidential Information of the Companies (whether now or hereafter existing) conceived, discovered or made by him during the Term of Employment exclusively belongs to the Companies (and not to Executive). Executive will promptly disclose such Confidential

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Information to the Companies and perform all actions reasonably requested by the
Companies to establish and confirm such exclusive ownership.

     (b) The terms of this SECTION 7 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor.

     8.  NON-INTERFERENCE

     (a) Executive acknowledges that the services to be provided give him the opportunity to have special knowledge of the Companies and their Confidential Information and the capabilities of individuals employed by or affiliated with the Companies and that interference in these relationships would cause irreparable injury to the Companies. In consideration of this Agreement, Executive covenants and agrees that:

         (i) During the Restricted Period (which shall not be reduced by any period of violation of this Agreement by Executive or period which is required for litigation to enforce the rights hereunder), Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, in any business which competes, directly or indirectly, with the Business in the Market ("COMPETITIVE BUSINESS") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market,
     (B) whether any of the activities of the Executive referred to above occur or are performed within or without the Market or (C) whether the Executive resides, or reports to an office, within or without the Market; PROVIDED, HOWEVER, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Executive may accept employment with a successor company to the Company.

         (ii) During the Restricted Period (which shall not be reduced by any period of violation of this Agreement by Executive or period which is required for litigation to enforce the rights hereunder), Executive will not without the express prior written approval of the Board of Directors of the Company (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Companies or had a business relationship with the Companies within the 24 month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Companies, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within 24 months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Companies. Notwithstanding the

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     foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

         (iii) The scope and term of this SECTION 8 would not preclude Executive from earning a living with an entity that is not a Competitive Business.

     (b) In the event that Executive breaches his obligations in any material respect under SECTION 7, this SECTION 8 or SECTION 9, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to the Executive under this Agreement or any other agreement.

     (c) The terms of this SECTION 8 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor.

     9. NON-DISPARAGEMENT. During and after the Term of Employment, the Executive agrees that he shall not make any false, defamatory or disparaging statements about the Companies or the officers or directors of the Companies. During and after the Term of Employment, the Company agrees, on behalf of the Companies that neither the officers nor the directors of the Companies shall make any false, defamatory or disparaging statements about the Executive.

     10. DEFINITIONS Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth below:

     "BUSINESS" means any business conducted, or engaged in, by the Companies prior to the date hereof or at any time during the Term of Employment.

     "CAUSE" is defined in SECTION 3(c).

     "CLOSING DATE" means the Closing Date, under and as defined in the Merger Agreement.

     "COMPANIES" means the Company and its successors or any of its direct or indirect parents or direct or indirect subsidiaries, now or hereafter existing.

     "COMPANY" is defined in the introduction.

     "COMPETITIVE BUSINESS" is defined in Section 8(a)(i).

     "CONFIDENTIAL INFORMATION" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Companies, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans,

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reports, records, documents and other evidence thereof. The term "CONFIDENTIAL
INFORMATION" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder.

     "EXECUTIVE" means Daniel D. Loranger or his estate, if deceased.

     "MANAGEMENT SUBSCRIPTION AGREEMENT" means the Management Subscription Agreement, dated as of the date hereof, by and between Safety Holdings, Inc. and the management investors signatory thereto.

     "MARKET" means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Companies prior to the date hereof or is conducted or engaged in, or in which the Companies are seeking authorization to conduct Business at any time during the Term of Employment.

     "MERGER AGREEMENT" means the Merger Agreement, dated as of May 31, 2001, by and among Safety Holdings, Inc., Safety Merger Co., Inc., Thomas Black Corporation and the shareholders of Thomas Black Corporation, as amended, restated or otherwise modified from time to time.

     "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, by the Executive in favor of Safety Holdings, Inc.

     "RECOURSE PROMISSORY NOTE" means the Recourse Promissory Note, dated as of the date hereof, by the Executive in favor of Safety Holdings, Inc. in the principal amount of $97,375.00.

     "REGULATIONS" is defined in Section 2(c).

     "RESTRICTED PERIOD" means the date commencing on the date of this Agreement and ending on the later of (x) the date of termination of the Term of Employment or (y) the end of any severance period provided under SECTION 3(f); PROVIDED, HOWEVER, that the "Restricted Period" may be extended, in the sole discretion of the Company, for an additional period of up to twenty-four (24) months if the Company continues to pay to the Executive (i) the full amounts to which he would be entitled as base compensation under SECTION 4(a) and (ii) customary benefits, in each case during such extended period.

     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of the date hereof, by and between Safety Holdings, Inc. and the stockholders signatory thereto.

     "TERM OF EMPLOYMENT" is defined in Section 3(a).

     11. NOTICE

     Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

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         If to Executive:       Daniel D. Loranger
                                c/o Safety Insurance Company
                                20 Custom House Street
                                Boston, Massachusetts 02110

         If to Company:         Safety Insurance Company
                                20 Custom House Street
                                Boston, Massachusetts 02110
                                Attention: David F. Brussard

         and a copy to:         Safety Holdings, Inc.
                                c/o The Jordan Company LLC
                                767 Fifth Avenue, 48th Floor
                                New York, New York 10153
                                Attention: A. Richard Caputo, Jr.

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     12. EXECUTIVE'S REPRESENTATION

     Executive hereby warrants and represents to the Company that Executive has carefully reviewed this Agreement and has consulted with such advisors as Executive considers appropriate in connection with this Agreement, and is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of Executive's prior employment which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of his duties hereunder.

     13. OTHER MATTERS

     Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Companies' stockholders, directors, officers, affiliates, representatives, agents or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

     14. VALIDITY

     If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     15. SEVERABILITY

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained

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herein. If any court determines that any provision of SECTION 8 or any other provision hereof is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form shall then be enforceable.

     16. WAIVER OF BREACH; SPECIFIC PERFORMANCE

     The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its respective rights under this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of SECTIONS 7, 8 and 9 of this Agreement and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement, the nonprevailing party shall pay the successful party's costs and expenses, including but not limited to, attorneys' fees, incurred in such action.

     17. ASSIGNMENT; THIRD PARTIES

     Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of the Companies and the stockholders and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive's agreements set forth in SECTIONS 7, 8 and 9.

     18. AMENDMENT; ENTIRE AGREEMENT

     This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter, including, without limitation, that certain Employment Agreement, dated August 7, 2000, between Executive and the Company.

     19. LITIGATION

     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF NEW YORK, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN

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JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. EXECUTIVE AND THE COMPANY
AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS LOCATED IN BOSTON, MASSACHUSETTS OR THE UNITED STATES DISTRICT COURTS IN BOSTON, MASSACHUSETTS. EXECUTIVE AND THE COMPANY CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 19 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER JURISDICTION.

     20. FURTHER ACTION

     Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

     21. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. EFFECTIVENESS

     Any provision to the contrary herein notwithstanding, this Agreement shall become effective on the Closing Date and shall impose no obligations upon Executive at anytime prior to the Closing Date. If for any reason the Merger Agreement shall terminate prior to Closing Date, this Agreement shall automatically terminate and be without any further force or effect.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                 EXECUTIVE:


                                 /s/Daniel D. Loranger
                                 -----------------------------------------------
                                     Name: Daniel D. Loranger


                                 SAFETY INSURANCE COMPANY


                                 By /s/A. Richard Caputo, Jr.
                                    --------------------------------------------
                                    Name:  A. Richard Caputo, Jr.
                                    Title: Vice President

                                     - 13 -